RENASANT BANK

EXECUTIVE DEFERRED INCOME PLAN

RENASANT BANK

EXECUTIVE DEFERRED INCOME PLAN

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Article 9 - Claims Administration	13
Construction	13
Denial	13
Claims Procedure	13
Right of Appeal	13
Review of Appeal	13

Article 10 - General Provisions	14
Administrator	14
No Assignment	15
No Employment Rights	15
Incompetence	15
Identity	15
Other Benefits	16
Right of Setoff	16
Expenses	16
Insolvency	16
Termination	16
Separation from Service after Change in Control	17
Amendment or Modification	17
Construction	17
Governing Law	17
Severability	17
Headings	18
Terms	18
409A Compliance	18
Payments Upon Income Inclusion Under 409A	18
Special Election	18
Transitional Provisions	18

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RENASANT BANK

EXECUTIVE DEFERRED INCOME PLAN

Renasant Bank, a financial institution with its principal place of business in Tupelo Mississippi (the “Bank”), its parent, Renasant Corporation (the “Company”) , and other affiliates and subsidiaries (collectively, the “Employer”), hereby consolidate, amend and restate, in their entirety, the Renasant Bank Executive Deferred Compensation Plan – A, the Renasant Bank Executive Deferred Compensation Plan – B, and the Renasant Bank Executive Deferred Compensation Plan – BRP (collectively, the “Prior Plans”). This consolidation, amendment and restatement are made pursuant to Article 9.1 of the Prior Plans. This amended and restated Plan is an unfunded arrangement and is intended to comply with Internal Revenue Code Section 409A.

This Plan amendment and restatement is effective January 1, 2007, or such earlier date or dates as may be provided herein, and shall represent the restatement and continuation of the Prior Plans. This Plan amendment and restatement is intended to comply with Code Section 409A and the regulations and other guidance promulgated thereunder.

Article 1 - Definitions

1.1 Account.

The bookkeeping account established for each Participant as provided in Section 5.1 hereof.

1.2 Administrator.

The appropriate officers of the Bank, who shall act as the Administrator with respect to the Eligible Employees of each Employer designated hereunder.

1.3 Affiliate.

Any corporation or other entity, 50% of the equity securities of which are owned, directly or indirectly, by the Company.

1.4 Bank.

Renasant Bank or any successor thereto.

1.5 Bonus.

The amount payable under a separate bonus or annual incentive plan maintained by the Employer.

1.6 Change in Control.

The term “Change in Control” shall mean and be deemed to occur upon a Change in Ownership, a Change in Effective Control or a Change in the Ownership of Assets. For this purpose:

(a) A “Change in Ownership” means that a person or group acquires, directly or indirectly in accordance with Code Section 318, more than 50% of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that a Change in Ownership shall not be deemed to occur hereunder if, at the time of any such acquisition, such person or group owns more than 50% of the aggregate fair market value or voting power of the Company’s capital stock.

(b) A “Change in Effective Control” means that (i) a person or group acquires (or has acquired during the immediately preceding twelve (12)-month period ending on the date of the most recent acquisition by such person or group), directly or indirectly in accordance with Code Section 318, ownership of the capital stock of the Company possessing 35% or more of the total voting power of the Company, or (ii) a majority of the members of the Board of Directors of the Company is replaced during any twelve (12)-month period, whether by appointment or election, without endorsement by a majority of the members of the Board prior to the date of such appointment or election.

(c) A “Change in the Ownership of Assets” means that any person or group acquires (or has acquired during the immediately preceding twelve (12)-month period ending on the date of the most recent acquisition) assets of the Company with an aggregate gross fair market value of not less than 40% of the aggregate gross fair market value of the assets of the Company immediately prior to such acquisition. For this purpose, gross fair market value shall mean the fair value of the affected assets determined without regard to any liabilities associated with such assets.

The Board of Directors of the Company shall certify that a Change in Control has occurred hereunder in a manner consistent with the provisions of Code Section 409A.

1.7 Code.

The Internal Revenue Code of 1986, as amended, including any rule, regulation or other applicable guidance promulgated thereunder.

1.8 Committee.

The Compensation Committee of the Company’s Board of Directors.

1.9 Compensation.

The Participant’s earned income, including Salary, Bonus, and other remuneration from the Employer.

1.10 Company.

Renasant Corporation or any successor thereto.

1.11 Deferrals.

The portion of Compensation that a Participant elects to defer in accordance with Article 3 hereof.

1.12 Deferral Election.

The separate agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and make Deferrals thereto.

1.13 Disability.

A Participant shall be considered disabled if:

(a) The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b) The Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s Employer.

1.14 Effective Date.

January 1, 2007, except as may be earlier provided herein.

1.15 Eligible Employee.

An Employee shall be considered an Eligible Employee if such Employee is designated as an Eligible Employee in accordance with Section 2.1 hereof. The designation of an Employee as an Eligible Employee in any year shall not confer upon such Employee any right to be designated as an Eligible Employee in any future Plan Year.

1.16 Employee.

Any person employed by the Employer as a common law employee.

1.17 Employer.

With respect to any Participant hereunder, the Company, Renasant Bank or an Affiliate thereof who acts as the common law employer of such Participant.

1.18 Employer Discretionary Contribution.

A discretionary contribution made by the Employer that is credited to one or more Participant’s Accounts in accordance with the terms of Section 3.5 hereof.

1.19 ERISA.

The Employee Retirement Income Security Act of 1974, as amended.

1.20 Investment Fund.

Each notional investment(s), which serves as a means to measure value, increases or decreases with respect to a Participant’s Accounts.

1.21 Participant.

An Eligible Employee who is designated as a Participant as provided in Article 2 and satisfies the conditions set forth therein.

1.22 Payment Date.

May 15th or November 15th or the first business day thereafter.

1.23 Plan Years.

January 1st through December 31st.

1.24 Retirement or Retire.

Retirement or Retire means that a Separation from Service has occurred either (a) on or after a Participant has reached age sixty-five (65), or (b) on or after a Participant has attained a combined Years of Service and age equal to or greater than seventy (70).

1.25 Salary.

An Eligible Employee’s base salary rate or rates in effect at any time during a Plan Year, including any pretax elective deferrals from said Salary to any Employer sponsored plan that includes amounts deferred under a Deferral Election or any elective deferral as defined in Code Section 402(g)(3) or any amount contributed or deferred at the election of the Eligible Employee in accordance with Code Section 125 or 132(f)(4) or any amount deferred under the Employer’s Deferred Stock Unit Plan.

1.26 Separation from Service.

A separation from service with the Employer or a service recipient within the meaning of Code Section 409A(a)(2)(A)(i).

1.27 Years of Service.

A Participant’s “Years of Service” shall be measured by employment during a twelve (12)-month period commencing with the Participant’s date of hire and anniversaries thereof.

Article 2 - Participation

2.1 Designation of Participants.

The Committee shall designate those executive officers of the Company and the Bank who are eligible for participation hereunder; any such designation may be given in the form of a standing designation. Other Eligible Employees may be designated by the Committee or its designee; any such designation may be made individually or in groups or categories, including by title or pay grade.

2.2 Conditions of Participation.

As a condition of participation hereunder, each Eligible Employee shall consent to the issuance of one or more policies of insurance on his or her life, in such form, in such face amount, and at such times as the Employer or the Administrator may request, and shall consent to such physical examinations or other requirements to be insured as may be imposed by any insurer designed by the Employer. If an Eligible Employee does not timely provide such consent, he or she shall not participate hereunder or his or her participation shall cease. Any Account maintained for such Participant shall be held subject to the provisions of Section 2.4 hereof.

2.3 Commencement of Participation.

Each Eligible Employee shall become a Participant hereunder at the earlier of the date on which his or her Deferral Election first becomes effective, the date on which an Employer Discretionary Contribution is first credited to his or her Account, or as of January 1, 2005, if he or she was a participant in the Prior Plans.

2.4 Loss of Eligible Employee Status.

A Participant who is no longer an Eligible Employee shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Employee. Amounts credited to the Account of such a Participant shall continue to be held, pursuant to the terms of the Plan and shall be distributed as provided in Article 6.

Article 3 - Contributions

3.1 Deferral Elections - General.

A Participant’s Deferral Election for a Plan Year shall be irrevocable for such year; provided, however that a cessation of Deferrals hereunder shall be allowed if required under the Employer’s qualified 401(k) plan as a condition of hardship withdrawal from such plan. Amounts deferred hereunder shall not be made available, except as may be expressly provided herein, and shall reduce a Participant’s Compensation in accordance with the provisions of his or her Deferral Election. A Deferral Election hereunder shall comply with the requirements of this Article 3 and shall designate: (a) the amount of Compensation to be deferred, (b) the time of the distribution, and (c) the form of the distribution.

3.2 Time of Election.

A Deferral Election shall be void if it is not made in a timely manner as follows:

(a) A Deferral Election with respect to any Compensation, whether Bonus or Salary, must be submitted to the Administrator before the beginning of the calendar year during which the amount to be deferred will be earned or at such time or times as may be specified by the Administrator or its designee. As of December 31st of each calendar year, any such Deferral Election shall be irrevocable for the immediately succeeding calendar year.

(b) Notwithstanding the foregoing and in the discretion of the Administrator, in a year in which an Employee is first eligible to participate, and provided that such Employee is not eligible to participate in any other account balance arrangement maintained by the Employer that is subject to Code Section 409A, a Deferral Election may be submitted within thirty (30) days after the date on which an Employee is first eligible to participate hereunder, with respect to Compensation to be earned during the remainder of the calendar year.

(c) Notwithstanding the foregoing, if a Bonus is deemed an “incentive bonus” within the meaning of Code Section 409A, the Administrator may permit a Deferral Election with respect to such amount not later than six months prior to the end of the performance period with respect to which such Bonus relates.

3.3 Distribution Elections.

At the time a Participant makes a Deferral Election hereunder, he or she must also elect the time of the distribution by establishing one or more In-Service Account(s) or Retirement Account(s) and the method of distribution with respect to each Account, as more fully provided in Article 5 hereof.

3.4 Additional Requirements.

The elections permitted under this Article 3 shall comply with the following additional requirements:

(a) Deferrals may be made in stated dollar amounts or percentages, with such additional limitations as determined by the Administrator.

(b) The Administrator may limit or add forms of Compensation eligible for deferral hereunder.

(c) The maximum amount that may be deferred each Plan Year shall be twenty percent (20%) of the Participant’s Salary or such other amount as may be designated, from time to time, by the Administrator or its designee.

(d) The minimum deferral period for an In-Service Account shall be three (3) years.

3.5 Employer Discretionary Contributions.

The Employer reserves the right to make discretionary contributions to some or all Participants’ Accounts in such amount and in such manner as may be determined by the Employer. Such Employer Discretionary Contribution shall be credited to the Retirement sub-account maintained within the Participant’s Account in accordance with Section 5.1 with the shortest installment period. If no Retirement sub-accounts are maintained within the Participant’s Account, such Employer Contribution shall be credited to a lump sum Retirement sub-account.

3.6 Crediting of Contributions.

(a) Deferrals shall be credited to a Participant’s Account as soon as administratively feasible following each payroll period.

(b) Employer Discretionary Contributions shall be credited to a Participant’s Account at such time as the Employer shall determine.

Article 4 - Vesting

A Participant shall be one hundred percent (100%) vested in his or her Accounts maintained hereunder, whether attributable to Deferrals or Employer Discretionary Contributions or his or her interest in the Prior Plans.

Article 5 - Accounts

5.1 Accounts.

The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator shall also establish sub-accounts as provided in subsections (a) and (b), below, as elected by the Participant pursuant to Article 3. A Participant may have a maximum of ten (10) sub-accounts at any time.

(a) A Participant may establish one or more Retirement Account(s) (“Retirement sub-accounts”) by designating such sub-account on his or her Deferral Election. Each Participant’s Retirement sub-account shall be credited with Deferrals, as specified in the Participant’s Deferral Election, and Employer Discretionary Contributions and the Participant’s allocable share of any earnings or losses on the foregoing. Each Participant’s Retirement sub-account shall be reduced by any distributions hereunder.

(b) A Participant may elect to establish one or more In-Service Accounts (“In-Service sub-accounts”) by designating such sub-account on his or her Deferral Election, including the year in which payment of such Account shall be made. Each Participant’s In-Service sub-account shall be credited with Deferrals (as specified in the Participant’s Deferral Election), and the Participant’s allocable share of any earnings or losses on the foregoing. Each Participant’s In-Service sub-account shall be reduced by any distributions hereunder.

(c) Except as provided in Section 10.21 hereof, a Participant’s interest in the Prior Plans shall be designated as a Retirement sub-account or an In-Service sub-account, as the case may be, not later than December 31, 2007, or as may be earlier required by the Administrator.

(d) The Administrator may elect to establish one or more sub-accounts to the extent necessary or appropriate hereunder and may provide that any such sub-account shall be aggregated with a Participant’s Retirement sub-account or In-Service sub-account for purposes of distribution or other administration hereunder.

5.2 Investments, Gains and Losses.

(a) Except as provided in Section 10.21 hereof, a Participant shall direct the investment and reinvestment of his or her Accounts among one or more Investment Funds as selected by the Administrator or its designee in multiples of 1%. The Administrator or its designee may, from time to time, change the Investment Funds for purposes of this Plan.

(b) The Administrator or its designee shall adjust the amounts credited to each Participant’s Account to reflect Deferrals, Employer Discretionary Contributions, investment experience, distributions and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

(c) A Participant may change his or her selection of Investment Funds no more than twelve (12) times each Plan Year with respect to his or her Account or sub-accounts by filing a new election in accordance with procedures established by the Administrator. An election shall be effective as soon as administratively feasible following the date of the change as indicated by the Participant in a form prescribed by the Administrator. In addition to the foregoing, the Employer, the Administrator or their designee may impose further limitations on transfers from one Investment Fund to another, may restrict Participants who may direct the investment of their Accounts in one or more Investment Funds hereunder, and may impose such additional procedures or restrictions as may be necessary or appropriate.

(d) Notwithstanding the Participant’s ability to designate the Investment Funds in which his or her Accounts shall be deemed invested, the Employer shall have no obligation to invest any funds in accordance with a Participant’s election or to acquire any interest in an Investment Fund. Participants’ Accounts shall merely be bookkeeping entries, and no Participant shall obtain any property right or interest in any Investment Fund. Investment experience hereunder shall be notional only, and shall be measured for the sole purpose of making the adjustments contemplated under subparagraph (b) hereof.

Article 6 - Distributions

6.1 Distribution Election.

Each Participant shall designate on his or her Deferral Election (a) the form of payment applicable to such Deferral, and (b) the time of his or her payments by indicating the type of sub-account applicable to such deferral.

6.2 Distributions From an In-Service Account.

In-Service sub-account distributions shall be made or commence on the earlier of:

(a) May 15th of the calendar year designated by a Participant on a properly submitted Deferral Election or the first business day thereafter, provided such Participant is employed as of such date; or

(b) The Payment Date that coincides with or immediately follows the first day of the seventh month following a Participant’s Retirement.

If payment commences in the calendar year designated by the Participant, payment shall be in the form of a lump-sum. If payment commences on or after Retirement, affected sub-accounts shall be distributed in the form of installments based upon the Participant’s Retirement sub-account with the shortest installment period. If no Retirement sub-accounts are maintained, the affected sub-account shall be distributed in the form of a lump sum.

6.3 Distributions Upon Retirement.

If the Participant has a Separation from Service on or after Retirement, the Participant’s Retirement sub-account(s) shall be distributed or distribution shall commence on the Payment Date that coincides with or immediately follows the first day of the seventh month following Participant’s Retirement.

Distribution shall be made either in a lump-sum payment or annual installment payments over a period not in excess of fifteen (15) years, as elected by the Participant. If a Participant fails to properly designate the form of the distribution, with respect to a Retirement sub-account, such account shall be paid in the form of a lump-sum payment.

6.4 Installment Payments.

The amount of any annual installment payment made hereunder shall be determined by multiplying the Participant’s Account or sub-account by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1). The amount payable for each succeeding year shall be determined by multiplying the Participant’s Account or sub-account as of the applicable anniversary of the payout by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1).

The first annual installment shall be paid as of the Payment Date determined in accordance with Section 6.3 hereof; thereafter, each subsequent annual payment shall be made as of such Payment Date in each succeeding calendar year.

6.5 Distributions Due to Other Separation from Service.

Notwithstanding any provision of the Plan to the contrary, if the Participant has a Separation from Service for any reason other than Retirement, death or Disability, the amount credited to his or her Account, including any amount credited to an In-Service sub-account, shall be paid to the Participant in a lump-sum as of the Payment Date that coincides with or immediately follows the first day of the seventh month following Participant’s Separation from Service.

6.6 Distributions upon Disability.

Notwithstanding any provision of the Plan to the contrary, upon a Participant’s Disability, all amounts credited to his or her Account, including any amount credited to an In-Service sub-account, shall be paid to the Participant in a lump sum, as of the Payment Date that coincides with or immediately follows the determination of such Disability.

6.7 Distributions upon Death Prior to Retirement.

(a) Upon the death of a Participant prior to his or her Retirement, benefits hereunder shall be paid to the Participant’s beneficiary or beneficiaries, as determined under Article 7 hereof.

(b) Except as otherwise provided in subsection (c) hereof, the amount of a death benefit payable hereunder shall equal the aggregate amount allocated to a deceased Participant’s Account, determined as of the time of distribution; such amount shall be paid in the form of five (5) annual installments, as calculated for in Section 6.4 hereinabove, with the Payment Date, under this subsection, being the date of Participant’s death.

(c) The beneficiary or beneficiaries of a deceased Participant listed in Schedule A hereto shall receive, in addition to the amount determined under subsection (b) hereof, the preretirement death benefit set forth on Schedule A hereof; provided, however, that such benefit shall be contingent upon all of the following:

(i) That such beneficiary or beneficiary shall consent to the reduction of the deceased Participant’s Account in an amount equal to the Exchange Amount listed on Schedule A hereto; and

(ii) That the deceased Participant was an Employee, had not incurred a Separation from Service, and had completed all deferrals required under a plan agreement in force under the terms of the Prior Plans as of the date of his or her death; and

(iii) That the Participant’s death was due to causes other than suicide within two (2) years of the date of his or her latest consent to be insured or within two (2) years of the date of any subsequent additional death benefits being granted; and

(iv) That the Participant’s death is determined not to be from a bodily or mental cause or causes, information about which was withheld, or knowingly concealed, or falsely provided by the Participant when requested by the Employer to furnish evidence of good health upon the Participant’s enrolling in the Plan or upon an application for an increase in death benefits; and

(v) That proof of death in such form as determined acceptable by the Administrator is furnished.

Benefits payable under this subsection (c) shall be paid in the form of one hundred eighty (180) substantially equal monthly installments.

(d) Death benefits payable hereunder shall commence or payment shall be made as of the Payment Date that coincides with or immediately follows the date of a Participant’s death. If paid in the form of installments, each subsequent installment shall be paid as of the first business day of each succeeding calendar month.

6.8 Distributions Upon Death On or After Separation From Service.

Upon the death of a Participant on or after a Participant’s Separation from Service, all amounts then credited to his or her Account, if any, shall be paid in the form of a lump sum as of the Payment Date that coincides with or immediately follows the Participant’s date of death.

6.9 Changes to Distribution Elections.

A Participant shall be permitted to elect to change the form or timing of the distribution of one or more sub-accounts to the extent permitted by the Administrator and in accordance with the requirements of Code Section 409A(a)(4)(C), including the requirements that: (a) a redeferral election may not take effect until at least twelve (12) months after such election is filed with the Employer; (b) a redeferral election must result in the first distribution subject to the election being made at least five (5) years after the previously elected date of distribution; and (c) any redeferral election affecting a distribution at a fixed date must be filed with the Employer at least twelve (12) months before the first scheduled payment under the previous fixed date distribution election. Once a sub-account begins distribution, no changes with respect to such sub-account shall be permitted hereunder. For purposes of this Section 6.9, a series of installment payments shall be treated as a single payment.

Notwithstanding anything to the contrary contained herein, no acceleration of the time or schedule of payments under the Plan shall occur except as may be permitted under this Plan and Code Section 409A(a)(3).

6.10 Small Benefits.

Notwithstanding any provision of the Plan to the contrary, if the value of a Participant’s Account at the time of his or her Separation from Service or death is $10,000 or less, and he or she is not entitled to receive a Pre-Retirement Death Benefit in accordance with Section 6.7 hereof, such Participant or his or her beneficiary or beneficiaries shall be paid the value of such account in the form of a lump sum as of the Payment Date that coincides with or immediately follows such separation or death.

6.11 Delay in Payment.

(a) Notwithstanding any provision of this Article VI to the contrary, payment of a benefit hereunder may be delayed by the Administrator for any reason until the later of (i) the last day of the calendar year in which any such benefit is otherwise payable, or (ii) the fifteenth (15) day of the third calendar month following the date on which any such benefit is otherwise payable. Payment of a benefit hereunder may be further delayed if the Administrator (or its designee) determines that such delay is necessitated on account of an administrative contingency in accordance with the provisions of Code Section 409A.

(b) To the extent the Employer reasonably anticipates that the Employer’s deduction with respect to any payment hereunder would be limited or eliminated by application of Code Section 162(m), such payment, to the extent subject to the limitations imposed under Code Section 409A, may be delayed until the date on which the Employer reasonably anticipates that the deduction for payment of such amount will not be limited or eliminated.

(c) To the extent the Employer reasonably anticipates that any payment hereunder would violate federal securities laws or any other applicable law, except any provision of the Code imposing taxes, penalties, or interest, payment shall be delayed until the earliest date at which the Employer reasonably anticipates that the making of the payment will not cause such violation.

Article 7 - Beneficiaries

7.1 Beneficiaries.

Each Participant may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan. Such designation shall be made in a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation in a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant’s estate. If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated in the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

7.2 Lost Beneficiary.

All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid. If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive and binding on all parties.

Article 8 - Funding

Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Company, the Bank or an Affiliate, as the case may be, subject to the claims of its general creditors. To the extent any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer of such person.

It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and shall be deemed an arrangement for the benefit of key management or highly compensated employees that is exempt from the provisions of Title I of ERISA.

Article 9 - Claims Administration

9.1 Construction.

The appeal of any claim made by an executive officer of the Company or the Bank shall be resolved by the Committee, and, in such event, references to the Administrator included in this Article 9 shall be deemed to refer to the Committee, without the necessity of further action.

9.2 Denial.

If a Participant, beneficiary or his or her representative is denied all or a portion of an expected Plan benefit for any reason and the Participant, beneficiary or his or her representative desires to dispute the decision of the Administrator, he or she must file a written notification of his or her claim with the Administrator.

9.3 Claims Procedure.

Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If any Participant or beneficiary claims to be entitled to benefits under the Plan and the Administrator determines that the claim should be denied in whole or in part, the Administrator shall, in writing, notify such claimant within ninety (90) days of receipt of the claim that the claim has been denied. The Administrator may extend the period of time for making a determination with respect to any claim for a period of up to ninety (90) days, provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth:

(a) The specific reason or reasons for denial of the claim;

(b) A specific reference to the Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) An explanation of the provisions of this Article.

9.4 Right of Appeal.

A claimant who has a claim denied wholly or partially under Section 9.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this Section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under Section 9.2.

9.5 Review of Appeal.

Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal. The claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal the Administrator shall issue a written decision which shall be final and binding on all parties. The decision shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator’s decision shall be issued within sixty (60) days after the appeal is filed, except that the Administrator may extend the period of time for making a determination with respect to any claim for a period of up to sixty (60) days, provided that the Administrator determines that such an extension is necessary because of special circumstances and notifies the claimant, prior to the expiration of the initial sixty (60)-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.

Article 10 - General Provisions

10.1 Administrator.

(a) The Administrator is expressly empowered to limit the amount or type of Compensation that may be deferred; to interpret the Plan and any related form or summary, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; to determine the amount and form of benefits payable hereunder; and to take all other necessary and proper actions to fulfill its duties as Administrator. Without limiting the generality of the foregoing, the Administrator shall:

(i) Possess the authority to administer deferral and investment elections and distributions and other payments hereunder and to take such other ministerial actions as may be necessary or appropriate to administer the Plan; and

(ii) Possess the authority to make such ministerial amendments to this Plan or any deferral or investment election or other ancillary form or document related to this Plan to the extent reasonably necessary to facilitate its administration and to make such other amendments as may be required to ensure that the Plan is deemed an unfunded plan of deferred compensation within the meaning of the Code or ERISA or as may be reasonably necessary to comply with the provisions of Code Section 409A.

(b) The person or persons serving as Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

(c) Without the necessity of further action, the Administrator shall be deemed to have delegated to the investment committee appointed to monitor and designate the investment options available from time to time under the Employer’s 401(k) plan the authority to add, replace or eliminate Investment Funds hereunder and to adopt such procedural rules as may be reasonably necessary to administer investment directions with respect to such funds.

10.2 No Assignment.

Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

10.3 No Employment Rights.

Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

10.4 Incompetence.

If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer and the Administrator.

10.5 Identity.

If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer and Administrator incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

10.6 Other Benefits.

The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

10.7 Right of Setoff.

The Employer may, to the extent permitted by applicable law, deduct from and setoff against any amounts payable to a Participant from this Plan such amounts as may be owed by a Participant to the Employer, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff; provided, however, that this setoff may occur only at the date on which the amount would otherwise be distributed to the Participant as required by Code Section 409A. By electing to participate in the Plan and deferring compensation hereunder, the Participant agrees to any deduction or setoff under this Section 10.7.

10.8 Expenses.

All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

10.9 Insolvency.

Should any Employer be considered insolvent, such Employer shall give immediate written notice of such insolvency to the Administrator of the Plan. Upon receipt of such notice, the Administrator shall cease to make any payments to Participants who are or were Employees of the Employer or their beneficiaries and shall hold any and all assets attributable to such Employer for the benefit of the general creditors of such Employer.

10.10 Termination.

Before the occurrence of a Change in Control and except as expressly provided herein, the Board of Directors of the Bank may, at any time, terminate the Plan in whole or in part, except that no such termination shall have any retroactive effect to reduce any amount then allocated to a Participant’s Accounts, without an affected Participant’s prior written consent. Upon such termination, the board may direct that distribution of the amounts credited to a Participant’s Accounts shall:

(a) Not be accelerated but shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to termination, as if the Plan had not been terminated; or

(b) Be distributed no earlier than twelve (12) calendar months from the date of such termination and no later than twenty-four (24) calendar months from the date of the Plan termination in the form of a lump sum payment, provided that such distribution satisfies any additional requirements imposed under Code Section 409A.

This Plan may be terminated by the Board of Directors of the Company or a successor thereto after the occurrence of a Change in Control; provided, however, that Accounts hereunder shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to and without regard to such termination.

10.11 Separation from Service after Change in Control.

In the event a Change in Control occurs and a Separation from Service occurs within the twenty-four (24)-month period thereafter, notwithstanding any provision of this Plan to the contrary each affected Participant’s Accounts shall be aggregated and paid in five annual installment payments. The amount of such each such annual payment shall be determined in accordance with Section 6.4 hereof. The first such payment shall be made as of (a) the Payment Date that follows the seventh month after such Separation from Service, if the affected Participant is a key employee as of the date of such separation, determined in accordance with Code Section 409A, or (b) the Payment Date that coincides with or immediately follows such separation, if the affected Participant is not such a key employee. Each succeeding payment shall be made as the Payment Date in each succeeding calendar year.

10.12 Amendment or Modification.

The Administrator or the Board of Directors of the Bank may, at any time, amend or modify the Plan, in whole or in part, except that no amendment or modification shall have any retroactive effect to reduce any amounts then allocated to a Participant’s Accounts or modify the time or times at which distribution is required or permitted under Sections 10.10 or 10.11 hereof after the occurrence of a Change in Control, or otherwise result in a time or method of payment not then permitted under Code Section 409A.

10.13 Construction.

All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

10.14 Governing Law.

This Plan shall be governed by, construed and administered in accordance with the applicable provisions of the Code and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Mississippi other than its laws respecting choice of law.

10.15 Severability.

If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or Code Section 409A, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

10.16 Headings.

The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

10.17 Terms.

Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

10.18 409A Compliance.

It is intended that this Plan comply with Code Section 409A in accordance with Internal Revenue Service Notice 2005-1 and proposed regulations thereunder (and any subsequent IRS notices or guidance), and this Plan will be interpreted, administered and operated in good faith accordingly. In the event that any provision of this Plan is inconsistent with Code Section 409A or such guidance, then the applicable provisions of Code Section 409A shall supersede such provision. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

Notwithstanding the provisions of Section 10.10 to the contrary, the Employer, the Administrator or their designee may amend this Plan, including any procedure or form related thereto, to the extent necessary or appropriate to comply with the provisions of Code Section 409A. Any such amendment may be made with the prior consent of any Participant or beneficiary hereunder and without regard to the limitations imposed under Section 10.10 hereof.

10.19 Payments Upon Income Inclusion Under 409A.

The Plan may permit acceleration of the time or schedule of a payment to a Participant to pay an amount the Participant is required to include in income as a result of the Plan failing to meet the requirements of Code Section 409A.

10.20 Special Election.

Except as may otherwise be provided hereunder, prior to December 31, 2007, consistent with IRS Notice 2005-1, Q&A 19 and Code Section 409A and proposed regulations thereunder, a Participant may change the time and form of a distribution of any prior deferral elections.

10.21 Transitional Provisions.

Except as provided herein, amounts credited under the Prior Plans shall be deemed transferred to an Account established hereunder for the benefit of each participant in each such plan and shall be subject to the terms and conditions set forth herein, effective as of January 1, 2005 (the “Transfer Date”). Such amounts shall further be subject to the following:

(a) The amount credited to any such Account shall be adjusted for investment experience in accordance with the terms of the applicable Prior Plan during the period between the Transfer Date and the Effective Date hereof.

(b) To the extent any benefit under the Prior Plans was in pay status as of the Transfer Date, such benefit shall continue to be distributed in the form and at the time or times determined under the Prior Plans.

(c) To the extent the distribution of a benefit accrued under the Prior Plans commenced between the Transfer Date and the Effective Date, the amount of such benefit shall be determined in accordance with the provisions of the applicable Prior Plan and shall be distributed to the affected Participant in the form of one hundred eighty (180) substantially equal monthly installments commencing as of (i) the first business day of the seventh (7th) month following such participant’s Separation from Service, if he or she is a key employee of the Employer as of such separation, determined in accordance with Code Section 409A, or (ii) as of the first business day of the calendar month following such separation if he or she is not such a key employee.

(d) To the extent any such Account is maintained for the benefit of a participant in the Prior Plans whose employment with the Employer ceased after the Termination Date and prior to the Effective Date, other than on account of Retirement, and such Account has not been distributed as of the Effective Date, such account shall be (i) paid in the form of a lump sum as of February 1, 2007, and (ii) shall be credited with interest at the rate in effect under the applicable Prior Plan as of December 31, 2006, for the period commencing January 1, 2007, and ending January 31, 2007.

(e) To the extent any such Account is maintained for the benefit of a participant in the Prior Plans whose employment ceased after the Transfer Date but before the Effective Date on account of Retirement, such Account shall be distributed in accordance with an election made by such Participant prior to December 31, 2007, which election shall either (i) specify that payment shall be made in not more than one hundred eighty (180) substantially equal monthly installments, the amount of each installment to be determined in accordance with the applicable Prior Plan, or (ii) that such Account shall be invested and distributed in accordance with the terms of this Plan. Payment shall be made as of the date specified in such election, subject to the limitation on payment to key employees imposed under Code Section 409A.

(f) To the extent any Participant hereunder may Retire prior to June 30, 2007, he or she may elect, on forms acceptable to the Administrator (i) to receive the distribution of his or her Account in not more than 180 substantially equal monthly installments in accordance with the terms of the prior plans, such installments to commence at the time prescribed in subparagraph (e) hereof, or (ii) to invest and receive distribution of his or her Account in accordance with the terms of this Plan. Any such election shall be made prior to March 31, 2007.

THIS PLAN was approved by the Board of Directors of Renasant Bank on October 17, 2006, and executed in multiple originals this 29th day of December, 2006.

Renasant Bank:

By:	/s/ Hollis Ray Smith, EVP

RENASANT BANK

EXECUTIVE DEFERRED INCOME PLAN

SCHEDULE A

PRERETIREMENT DEATH BENEFIT

Participant	Exchange Amount	Preretirement Death Benefit Amount